ADMINISTRATION AND SERVICES AGREEMENT

This Agreement dated the 10th day of April, 2000.

Between:

URBANA.CA, INC.
(hereinafter called the "Corporation")

Of The First Part

-  and  -

GROOME CAPITAL.COM INC.
(hereinafter called the "Groome")

Of The Second Part

-  and  -

INVESTIN.COM SECURITIES CORP. (DELAWARE)
(hereinafter called "InvestIn")

Of The Third Part

WHEREAS:

(a) Groome has agreed to enter into an Agency Agreement with Urbana.ca, Inc. (the "Corporation") on the terms and conditions as contained in the Agency Agreement to be dated effective April 10, 2000;

(b) pursuant to the terms of the Agency Agreement, Groome is entitled to a fiscal advisory fee with respect to the Offering conducted in the United States, it being acknowledged that these services consist of identifying dealers registered in the United States to provide the services herein described;

(c) the Corporation, as issuer of the Special Warrants, has identified those U.S. Persons who are accredited investors within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the "1933 Act");

NOW THEREFORE, this Agreement witnesseth that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), the parties hereto covenant and agree as follows:

1. All capitalized terms contained herein shall, unless otherwise herein defined, have the same meaning as ascribed to such terms in Schedule "A" annexed hereto.

2. The Corporation hereby retains InvestIn to provide administrative and related services, including: (a) delivery of the Corporation's Rule 506 Confidential Private Placement Memorandum (the "Confidential Memorandum") to U.S. Persons designated in writing by the Corporation and who have requested the same from InvestIn; reviewing subscription agreements to ensure the proper completion and execution of subscription agreements; (b) delivery of subscription funds to the Corporation; (c) delivery of the certificates representing the Special Warrants upon completion of the Offering with respect to orders which have been obtained from U.S. Persons; and (d) keeping the Corporation informed on reasonable basis of its activities in connection with the Offering, including providing notice to the Corporation at least 24 hours in advance of delivering any documents to U.S. Persons.

The parties hereto acknowledge and agree that, in conducting its duties hereunder, InvestIn is acting solely as an agent and shall be under no obligation to purchase any of the Special Warrants.

3. In connection with InvestIn's retainer, InvestIn represents and warrants to the Corporation and acknowledges and agrees that the Corporation is relying on such representations and warranties in connection with the appointment of InvestIn hereunder as follows:

(a) it is a corporation duly organized, validly existing and in good standing in the State of Delaware, United States of America;

(b) it is duly qualified and registered as a broker-dealer with the United States Securities and Exchange Commission (the "Commission"), and it is a member of the NASD and has all requisite regulatory and statutory authority to carry out its functions and duties hereunder;

(c) in carrying on its activities on behalf of the Corporation in respect of the Offering, it will:

(i) use reasonable due diligence to ensure that subscriptions are obtained only from U.S. Persons who are "accredited investors" with the meaning of Rule 501(a) under the 1933 Act and will otherwise comply with U.S. Securities Laws;

(ii)  except as herein provided, not deliver to any prospective
Purchaser any documents or materials, other than the Confidential
Memorandum without the consent of the Corporation;

(iii) not solicit offers to purchase the Special Warrants and shall not engage in any activity with regard to potential subscriptions other than as provided in Section 2 hereof;

(iv) obtain from each Purchaser a duly completed and executed subscription agreement for Special Warrants in the form to be provided by the Corporation, together with all documentation and subscription funds as may be necessary in connection with the subscription for Special Warrants;

(v) refrain from advertising the Offering in printed public media, radio, television or telecommunications, including electronic display and otherwise not engage in any form of general solicitation, and not make use of any green sheet or internal marketing document;

(vi) not make any representations or warranties with respect to the Corporation, the Special Warrants or the Underlying Securities other than as set forth in the Confidential Memorandum as prepared by the Corporation;

(vii) deliver the proceeds and documentation pertaining to be accepted subscriptions in accordance with the written instructions of the Corporation; and

(viii) maintain complete and accurate records of all funds which it has received from Purchasers of Special Warrants.

The representations and warranties of InvestIn shall survive the Closing until the Survival Limitation Date.

4. In consideration of the services to be provided by InvestIn for the Corporation hereunder, Groome agrees to pay, subject to receipt of its Fiscal Advisory Fees pursuant to the Agency Agreement, at the Time of Closing or as soon as practical thereafter, a fee ("InvestIn's Fee") equal to1% of the amount of aggregate proceeds obtained from subscriptions under Section 2 above. InvestIn shall be entitled to be reimbursed for its reasonable costs and expenses (the "Expenses") in carrying out its duties hereunder not to exceed, however, U.S. $2,000. The expenses shall be paid by and shall be the responsibility of the Corporation.

5. In the event that the terms of the Offering are amended, modified or otherwise changed by agreement between Groome and the Corporation, Groome shall notify InvestIn in writing of such amendment, modification or change and InvestIn shall be immediately bound thereby.

6. In the event that the Canadian Offering is terminated for any reason pursuant to either the Corporation's or Groome's rights under the Agency Agreement then this Agreement shall be likewise be deemed to be terminated, provided, that the obligation of InvestIn contained in
Section 7 hereof shall survive in accordance with its terms. In the event that the agreement is terminated InvestIn shall, unless otherwise required by Applicable U.S. Securities Laws, return all subscription funds and subscription agreements to the respective subscribers forthwith.

7. InvestIn covenants and agrees to indemnify the Corporation and its directors, officers, employees and agents (each being hereinafter referred to an Indemnified Party) against, and to reimburse the Corporation promptly upon any demand, for any legal or other expenses reasonably incurred by the Corporation in connection with investigating or defending all losses (other than loss of profits) claims, damages, liabilities, costs or expenses (collectively a "Claim") which an Indemnified Party may suffer or incur, caused or incurred in connection with the Offering by reason of or in any way relating to directly or indirectly any breach of any representation or warranty of InvestIn contained herein or the failure of InvestIn to comply with its obligations hereunder.

8. The Corporation agrees to indemnify InvestIn against any claim brought by a third party against InvestIn as a result of any fraudulent act of the Corporation or as a result of the Corporation's negligence.

9. Any notice of other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier as follows:

if to the Corporation

c/o 211 Water Street North
Cambridge, Ontario
N1R 3B9
Attention:  Jason Cassis
Facsimile: (519) 740-1190

if to InvestIn:

1950 Stemmons Freeway
Suite 2016
Dallas, Texas
75207 U.S.A.
Attention: Laurence Briggs
Facsimile: (214) 939-0116

if to Groome:

Groome Capital.com Inc.
20 Toronto Street
Suite 900
Toronto, Ontario
M5C 2B5
Attention:  Gordon Larock
Facsimile: (416) 861-9992

and if so given, shall be deemed to have been and received upon receipt by the addressee or responsible officer of the addressee if delivered or four hours after being telecopied and receipt confirmed during normal business hours at the location of the recipient, as the case may be.
Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

10. InvestIn shall ensure that all subscription funds received from Purchasers on closing of the Offering be delivered and paid to the Corporation, in trust.

11. This Agreement shall enure to the benefit of, be binding upon, the parties and their respective successors (including successors by reason of amalgamation, merger, business combination or arrangement) and legal representatives and nothing expressed or mentioned in this Agreement is intended and shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

12. This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.

13. This Agreement shall be governed by and wholly construed and each of the parties' obligations shall be governed by the laws of the Province of Ontario. The courts of the Province of Ontario shall have exclusive and original jurisdiction in any action or proceeding brought under this Agreement or for the purpose of enforcing this Agreement or any provision of it and the parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario provided that nothing in this Agreement shall prevent the Corporation from commencing or maintaining an action or proceeding in such other jurisdiction as it may be advised for the purpose of enforcing its rights under this Agreement.

14. If any provision of this Agreement or the application of the provision to any circumstances shall be held to be invalid or unenforceable, then the remaining provisions of this Agreement or the application of them to other circumstances shall not be affected by the invalidity or unenforceability and shall be valid and enforceable to the fullest extent permitted by law.

15. If, any time or from time to time during or after the termination of this Agreement, any dispute, difference or questions (the "Dispute") arises between or among any of the parties, or any other persons interested in this Agreement, touching or concerning the construction, meaning or effect of this Agreement, or any provision in it, or the rights or obligations of the parties, or any other persons under this Agreement or otherwise, with respect to any provision of this Agreement, the dispute shall be submitted to and settled by arbitration and the decision of the arbitrator, appointed in the manner set out below, to deal with the dispute shall be accepted by all parties to the dispute and shall be final and binding upon the parties to the dispute. The arbitration shall be conducted by a single arbitrator agreed upon by the parties to the dispute. If, within five days after notice of the dispute has been given by one party to the other or others, the parties cannot agree on a single arbitrator, the arbitration shall be conducted by a single arbitrator appointed by a judge of the Ontario Superior Court on the application of any party with notice to the other or others. The arbitration shall be conducted in accordance with the provisions of the Arbitrations Act, 1991, (Ontario), its amending or successor legislation in force at the time of such dispute, difference or question. The decision or the arbitrator shall be final and binding on all of the parties to the dispute and on the Corporation and there shall be no appeal from the decision.

16. The parties hereto acknowledge that Groome is a party hereto for the limited purposes set forth in Section 4 hereof.

INVESTIN.COM SECURITIES CORP. (DELAWARE)


By: /s/  Laurence Briggs
Laurence Briggs, President


URBANA.CA, INC.


By: /s/ Jason Cassis
Jason Cassis, Chief Executive Officer


GROOME CAPITAL.COM INC.


Per: /s/  Donald Page
Donald Page, Vice President

                                SCHEDULE "A"

Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Applicable U.S. Securities Laws" means, collectively, all applicable federal and state securities laws in the United States including all

"Blue Sky" laws, the United States Securities Act of 1933, as amended from time to time or any successor statute, and the United States Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules, regulations and orders of the Commission and the various state regulatory authorities promulgated or issued thereunder, including, without limitation, the securities laws, regulations, rules, rulings and orders of the United States Securities and Exchange Commission and the various state regulatory authorities applicable to broker dealers;

"Business Day" means any day other than a Saturday, Sunday or statutory or municipal holiday in the City of Toronto, Ontario, Canada;
"Closing Date" means the date on which the Offering is to be completed, being April 25, 2000 or such earlier or later date as Groome and the Corporation may agree;

"Common Share" or "Common Shares" means the current issued and outstanding common shares in the capital of the Corporation, the common shares issuable upon the exercise of the Special Warrants and Groome's Compensation Options, as the context requires;

"Corporation" means Urbana.ca, Inc.;

"Exchange" means the Over-the-Counter Bulletin Board in the United
States;

"including" means including without limitation;

"NASD" means the National Association of Securities Dealers, Inc.;

"Offering" means the Canadian Offering and U.S. Offering of Special Warrants as detailed in the Term Sheet as annexed as Schedule "B" to this Agreement.

"person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate whether incorporated or not, trustee, estate trustee, executor or other legal or personal representative, and governments and agencies and political subdivisions thereof;

"President's List" means in respect of this Agreement, those U.S.
Persons identified by the Corporation as being on the specified list of subscribers by the Corporation and who are accredited investors within the meaning of Rule 501(a) under the 1933 Act.

"Purchasers" means, collectively, each of the purchasers of Special Warrants pursuant to the Offering;

"Special Warrants" means the Special Warrants of the Corporation;

"Survival Limitation Date" means the later of: (i) the second anniversary of the Closing Date; and (ii) the latest date under the Applicable Securities Laws relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material;

"Term Sheet" means the Term Sheet annexed as Schedule "B" to this Agreement;

"Time of Closing" means the time on the Closing Date at which the Offering is to be completed; and

"U.S. Person" has the meaning ascribed to such term in Regulation S to the 1933 Act.

                              SCHEDULE "B"

                                [REVISED]
                               TERM SHEET

                              Urbana.ca, Inc.

                            Up to US$25,000,000
            Private Placement Offering of Special Warrants

Issuer:

Urbana.ca, Inc. (the "Company")

Agent:
Groome Capital.com Inc. (the "Agent")

Sub-Agent:
InvestIN.com Securities Corp. (Delaware)

Offering:

The Company will issue up to 5,555,555 Special Warrants at a price of US$4.50 per Special Warrant pursuant to a best-efforts offering by the Agent in Canada (the "Canadian
Offering"). Of the 5,555,555 Special Warrants, a maximum of 1,777,777 Special Warrants will be made available to subscribers on the President's List identified by the Company (the "President's List"). Some or all of the
Subscribers on the President's List may be resident in the U.S. The only U.S. residents who will be subscribing for Special Warrants will be persons on the President's List in the United States as identified by the Company. To the extent that Special Warrants are sold to subscribers in the United States, the number of Special Warrants available for sale under the Canadian Offering will be correspondingly reduced. The Sub-Agent shall be responsible for carrying out all administrative functions with respect to subscriptions obtained or received from persons in the United States as identified by the Company
(the "U.S. Offering"). Each Special Warrant will entitle the holder to receive, for no additional consideration, one Common Share and one half of one Common Share Purchase
Warrant. Each whole Common Share Purchase Warrant will entitle the holder to purchase one Common Share at a price of US$10.00 for a period of 24 months from the date of closing of this offering.

In connection with the Canadian Offering and the U.S.
Offering, the Company will agree to use its best efforts to prepare and file, within 150 days following the date on which the Special Warrants are issued, a final prospectus
(the "Prospectus") with the securities regulatory authorities in each Canadian jurisdiction in which the Special Warrants are sold (the "Qualifying Provinces") and to obtain receipts therefor qualifying the distribution of the Common Shares, Common Share Purchase Warrants and the
Common Shares issuable on exercise of the Common Share
Purchase Warrants (the "Underlying Securities") and to file an effective registration statement providing for the registration of the resale of the Common Shares issuable on the exercise of the Special Warrants and the Common
Shares issuable upon the exercise of the Common Share
Purchase Warrants with the United States Securities and
Exchange Commission and state regulatory authorities as applicable (an "Effective Registration"). To the extent that Special Warrants are sold in the United States, the Company will make filings with federal and state securities regulatory authorities necessary and appropriate to secure exemptions from registration or qualification of such sale of the Special Warrants. The
Company is under no obligation to accept a subscription for Special Warrants.

Amount:

Up to US$25,000,000 aggregate amount

Special Warrants:

The Special Warrants will be issued pursuant to a Special
Warrant Agreement, which will provide that the Special
Warrants will expire on the earlier of (i) the 5th business day after the later of the day on which a receipt for the final Prospectus has been issued by the last of the securities commissions in each of the Qualifying
Provinces and the date of an Effective Registration, or
(ii) the first anniversary of the date on which the Special Warrants are issued (the "Expiry Time").

The net proceeds from the sale of the Special Warrants will be received by the Company at the closing of the Special Warrant transaction (expected to occur on or about
April 25, 2000) subject to any required approvals from applicable authorities. If either an Effective
Registration or a receipt for the final Prospectus is not received from the last of the securities commissions in each of the Qualifying Provinces by 5:00 p.m. (Toronto time) on the date which is 150 days following the issue of the Special Warrants, then from and after such date, each Special Warrant will entitle the holder thereof to acquire, without payment of additional consideration, 1.1
Common Shares and 0.55 Common Share Purchase Warrants on the exercise or deemed exercise of the Special Warrant.
Any Special Warrants not exercised prior to the Expiry
Time will be deemed to have been exercised immediately prior to the Expiry Time without any further action on the part of the holder or the Company.

Resale Restrictions:

The Common Shares will be subject to statutory resale restrictions in Canada if the Special Warrants are exercised prior to the issuance of a receipt for a final
Prospectus. In addition, the Special Warrants are subject to resale restrictions.

Shares Outstanding:

Pre-financing Basic             22, 048,293

Minimum Subscription Canadian Offering:

$150,000 for subscribers resident in or subject to the laws of Ontario and Quebec and $97,000 for subscribers resident in or subject to the laws of Alberta and British
Columbia, or such other jurisdictions as may be agreed to by the Company and the Agent.

Use of Proceeds:

The Company intends to use the proceeds of the offering, after deducting expenses and fees, to fund operating deficits, research and development, joint venture agreements, acquisitions and working capital.

Dividend:

The Company has never paid dividends and does not intend to pay dividends on its Common Shares in the foreseeable future. The Company's current intention is to reinvest earnings to finance long-term growth.

Commission:

At the Closing of the Special Warrant transaction, the Agent shall be paid

(iii) save as otherwise set forth below, a cash commission of 8.0% of the capital raised in respect of the Canadian
Offering and a 4% fiscal advisory fee with respect to the capital raised in respect of the U.S. Offering provided that any fees paid by the Company, to an agent in connection with the U.S. Offering shall correspondingly reduce the fiscal advisory fee payable to the Agent. The Agent shall receive a cash commission of 4% (as opposed to 8%) in respect of capital raised from persons identified in writing by the Issuer on the 'President's List; and

(iv) Compensation Options equal to 10% of the units issued pursuant to the Offering, inclusive of the U.S. Offering.
Conditions

Precedent to Closing:

The closing of the Special Warrant transaction will be contingent upon customary closing conditions, including without limitation, the execution of an agency agreement acceptable to Agent and the completion of due diligence activities by or on behalf of Agent.

Date of Closing:

April 25, 2000 or such other date as agreed by the Company and the Agent.

Note: These terms do not constitute any form of binding contract but rather are solely for the purpose of outlining those financial terms pursuant to which a definitive agreement may ultimately be entered into. The terms of any investment are contingent upon completion of due diligence to the satisfaction of Groome Capital.com Inc. The investment is also contingent upon, among other things, legal, technical, patent and market assessments, product review and negotiation of satisfactory closing documents, including without limitation the form of Special Warrant and an Agency Agreement containing covenants, representations and warranties.